================================================================================

                               SECOND AMENDMENT TO

                          SECURITIES PURCHASE AGREEMENT

                                  BY AND AMONG

                               PURE BIOFUELS CORP.

                                       AND

                              PLAINFIELD PERU I LLC
                             PLAINFIELD PERU II LLC

                         ------------------------------

                          Dated as of November 4, 2008

                         ------------------------------

================================================================================

                                TABLE OF CONTENTS

                                                                           Page
                                                                           ----

ARTICLE I AMENDMENTS TO THE AGREEMENT.........................................2

  SECTION 1.1. Definitions....................................................2
  SECTION 1.2. Sale and Purchase..............................................3
  SECTION 1.3. The Notes......................................................4
  SECTION 1.4. Affirmative Covenants. ........................................4

ARTICLE II REPRESENTATIONS, WARRANTIES AND AGREEMENTS OF THE COMPANY..........5

  SECTION 2.1. Incorporation of Representations and Warranties from the
                Agreement.....................................................5
  SECTION 2.2. Use of Proceeds................................................5
  SECTION 2.3. No Adjustment to Conversion Price..............................6
  SECTION 2.4. Capital Stock..................................................6
  SECTION 2.5. Brokers and Finders............................................7
  SECTION 2.6. Financial Statements; Undisclosed Liabilities..................7
  SECTION 2.7. Private Offering...............................................8

ARTICLE III REPRESENTATIONS AND WARRANTIES OF THE PURCHASER...................8

  SECTION 3.1. Incorporation of Representations and Warranties from the
                Agreement.....................................................8

ARTICLE IV CONDITIONS PRECEDENT...............................................8

  SECTION 4.1. Conditions to the Company's Obligations........................8
  SECTION 4.2. Conditions to Purchaser's Obligations..........................9

ARTICLE V MISCELLANEOUS......................................................10

  SECTION 5.1. Reference to and Effect on the Agreement, the Initial
                Notes and the Additional Notes...............................10
  SECTION 5.2. Registration Rights Agreement.................................11
  SECTION 5.3. Governing Law.................................................11
  SECTION 5.4. Expenses......................................................11
  SECTION 5.5. Headings Descriptive..........................................11
  SECTION 5.6. Counterparts..................................................11

                                       (i)

                SECOND AMENDMENT TO SECURITIES PURCHASE AGREEMENT

          SECOND AMENDMENT TO SECURITIES PURCHASE AGREEMENT dated as of November 4, 2008 (this "Second Amendment"), by and among PURE BIOFUELS CORP., a Nevada corporation (the "Company"), and PLAINFIELD PERU I LLC, a Delaware limited liability company ("LLC1"), and PLAINFIELD PERU II LLC, a Delaware limited liability company ("LLC2" and together with LLC1, the "Purchaser"). Capitalized terms used herein without definition shall have the same meanings herein as set forth in the Agreement (as defined below).

                              W I T N E S S E T H:

          WHEREAS, the Company entered into that certain Securities Purchase Agreement, dated as of September 12, 2007 (the "Securities Purchase Agreement"), by and among the Company, LLC1 and LLC2 for the purchase of $10,000,000 aggregate principal amount of 10%/12% Senior Convertible PIK Election Notes due 2012, Common Stock and warrants to purchase shares of Common Stock (as amended by an amendment, dated as of March 26, 2008 (the "First Amendment"), for the purchase of an additional $5,000,000 aggregate principal amount of 10%/12% Senior Convertible PIK Election Notes due 2012, the "Agreement");

          WHEREAS, the Company, the Borrowers (as defined below) and Plainfield Special Situations Master Fund Limited (in its capacities as the lender and the administrative agent) are parties to that certain Loan Agreement, dated as of September 12, 2007, among Pure Biofuels del Peru S.A.C. and Palma Industrial S.A.C., as borrowers (the "Borrowers"), the Company, as guarantor, and Plainfield Special Situations Master Fund Limited, as the lender and the administrative agent (as amended by an amendment executed and delivered by the Company and the Borrowers on March 13, 2008 and as further amended by the Second Amendment to Loan Documents, dated as of April 18, 2008, among the Company, the Borrowers, Plainfield Special Situations Master Fund Limited (in its capacities as the lender and the administrative agent) and the other Credit Parties party thereto (pursuant to which the Lender has made loans to the Borrowers in the aggregate outstanding principal amount of $37,346,939.00, reduced the Interest Reserve to $0.00 and agreed to defer the payment of interest with respect to the Loan (as defined in the Loan Agreement) during the period extending from and including March 12, 2008 to but excluding October 1, 2008 in the amount of $2,322,779 (the "Deferred Interest"), such Deferred Interest being due and payable in four equal monthly installments on October 1, 2008, November 1, 2008, December 1, 2008 and January 1, 2009) (as so amended, the "Loan Agreement");

          WHEREAS, to obtain funds to enable the Borrowers to pay the Deferred Interest and to pay interest with respect to the Loan during the period extending from and including October 1, 2008 to and including January 31, 2009 (the "Additional Deferred Interest"), the Company desires, subject to the terms and conditions set forth herein, to issue and sell to Purchaser, and Purchaser desires, subject to the terms and conditions set forth herein, to purchase additional 10%/12% Senior Convertible PIK Election Notes due 2012 in an aggregate principal amount of $4,005,897, convertible into an aggregate amount of 13,352,989 shares of Common

Stock (such amounts, in each case, subject to any adjustment required pursuant to Section 2.5 of this Agreement); and

          WHEREAS, Section 11.1 of the Agreement provides that the Company and the Required Holders may, with certain exceptions, amend the Agreement with the written consent of the Company and the Required Holders.

          NOW, THEREFORE, the parties hereto, intending to be legally bound, hereby agree as follows.

                                    ARTICLE I

                           AMENDMENTS TO THE AGREEMENT

     SECTION 1.1. Definitions. Clause (a) of Article I of the Agreement is hereby amended by inserting the following definitions in appropriate alphabetical order:

          " 'October 2008 Additional Notes' means the 10%/12% Senior Convertible PIK Election Notes due 2012 issued by the Company on the October 2008 Additional Notes Closing Date and on each October 2008 Additional Notes Issuance Date (such term to include any such notes issued in substitution therefor pursuant to
Section 12 of the Agreement and any notes issued in kind as interest pursuant to the terms of the October 2008 Additional Notes)."

          " 'October 2008 Additional Notes Closing' has the meaning set forth in
     Section 2.6 of the Agreement."

          " 'October 2008 Additional Notes Closing Date' has the meaning set forth in Section 2.6 of the Agreement."

          " 'October 2008 Additional Notes Closing Date Purchase Price' has the meaning set forth in Section 2.5 of the Agreement."

          " 'October 2008 Additional Notes Issuance Dates' has the meaning set forth in Section 2.5 of the Agreement."

          " 'October 2008 Additional Notes Issuance Dates Purchase Price' has the meaning set forth in Section 2.5 of the Agreement."

          In addition, the definitions of "Authorized Representative", "Loan Agreement" and "Notes", respectively, in clause (a) of Article I of the Agreement are replaced with the following definitions, respectively:

          " 'Authorized Representative' means Luis Goyzueta or Alberto Pinto or any person or persons that has or have been authorized by the Board of Directors and are otherwise reasonably acceptable to Plainfield Special Situations Master Fund Limited."

          " 'Loan Agreement' means the loan agreement, dated as of September 12, 2007, among Pure Biofuels del Peru S.A.C. and Palma Industrial S.A.C., as borrowers (the "Borrowers"), the Company, as guarantor, the lenders from time to time party thereto and Plainfield Special Situations Master Fund Limited, as administrative agent, as amended by an amendment executed and delivered by the Company and the Borrowers on March 13, 2008 and as further amended by the Second Amendment to Loan Documents, dated as of April 18, 2008, among the Company, the Borrowers, Plainfield Special Situations Master Fund Limited (in its capacities as the Lender and the Administrative Agent) and the other Credit Parties party thereto."

          " 'Notes' means the Initial Notes, the Additional Notes, the October 2008 Additional Notes and any notes issued in substitution therefor pursuant to Section 12 of the Agreement and any notes issued in kind as interest pursuant to the terms of the Notes."

     SECTION 1.2. Sale and Purchase. Article II of the Agreement is hereby amended by inserting new Section 2.5 and Section 2.6 as follows:

          "SECTION 2.5. October 2008 Additional Notes; Agreement to Sell and to Purchase; Purchase Price. Subject to the terms and conditions set forth in this Agreement, the Company agrees to issue and sell to Purchaser, and Purchaser agrees to purchase from the Company, (a) on the October 2008 Additional Notes Closing Date, $2,370,182, in aggregate principal amount of the October 2008 Additional Notes for a purchase price of $2,370,182 (the 'October 2008 Additional Notes Closing Date Purchase Price') and (b) on each of the following Issuance Dates (each such date of issuance, an 'October 2008 Additional Notes Issuance Date'), the aggregate principal amount of the October 2008 Additional Notes set forth below pertaining to such October 2008 Additional Notes Issuance Date for a purchase price equal to the purchase price set forth below pertaining to such October 2008 Additional Notes Issuance Date (collectively, the 'October 2008 Additional Notes Issuance Dates Purchase Price');

                                               Issuance Date
     Issuance Dates       Principal Amount     Purchase Price
     ----------------     ----------------     --------------
     November 4, 2008     $        412,253     $      412,253
     December 1, 2008     $        398,955     $      398,955
     January 1, 2009      $        412,253     $      412,253
     February 1, 2009     $        412,254     $      412,254

     provided, however, that the aggregate principal amount of the October 2008 Additional Notes to be issued on February 1, 2009 and the October 2008 Additional Notes Issuance Date Purchase Price therefor, shall be adjusted to the extent necessary to reflect the change in the Additional Deferred Interest resulting from the resetting of the Eurodollar Rate (as defined in the Loan Agreement) on January 1, 2009.

          SECTION 2.6. October 2008 Additional Notes Closing. Subject to the satisfaction or waiver of the conditions set forth in this Agreement, (a) the purchase and sale of the October 2008 Additional Notes to be purchased and sold hereunder (the "October 2008 Additional Notes Closing") for the October 2008 Additional Notes Closing Date Purchase Price shall take place at 10:00 a.m. at the offices of White & Case LLP, counsel to Purchaser, at 1155 Avenue of the Americas, New York, New York, on November 4, 2008 (the "October 2008 Additional Notes Closing Date") and (b) the purchase and sale of the October 2008 Additional Notes to be purchased and sold hereunder for the October 2008 Additional Notes Purchase Price shall take place at 10:00 a.m. at the offices of White & Case LLP, on each October 2008 Additional Notes Issuance Date or on such other date as the parties shall mutually agree upon.

          At the October 2008 Additional Notes Closing Date and at each October 2008 Additional Notes Issuance Date:

          (i) Purchaser shall deliver (a) in the case of the October 2008 Additional Notes Closing Date, an amount equal to the October 2008 Additional Notes Closing Date Purchase Price (net of a funding fee equal to $47,403) and (b) in the case of each October 2008 Additional Notes Issuance Date, an amount equal to the applicable October 2008 Additional Notes Issuance Date Purchase Price (net of a funding fee equal to 2.0% of the applicable October 2008 Additional Notes Issuance Date Purchase Price), in each case, via wire transfer of immediately available funds to such bank account as the Company shall have designated not later than one Business Day prior to the October 2008 Additional Notes Closing Date or the applicable October 2008 Additional Notes Issuance Date, as the case may be.

          (ii) The Company shall deliver to LLC1 (a) in the case of the October 2008 Additional Notes Closing Date against payment of the October 2008 Additional Notes Closing Date Purchase Price and (b) in the case of each October 2008 Additional Notes Issuance Date against payment of the applicable October 2008 Additional Notes Issuance Date Purchase Price, a certificate or certificates representing the October 2008 Additional Notes being purchased by Purchaser pursuant to Section 2.5 on such date, which shall be in definitive form and registered in the name of LLC1 or its nominee or designee and in a single certificate or in such other denominations as Purchaser shall have requested not later than one Business Day prior to the October 2008 Additional Notes Closing Date or the applicable October 2008 Additional Notes Issuance Date, as the case may be."

     SECTION 1.3. The Notes. Section 3.1 of the Agreement is hereby amended by inserting a new paragraph at the end thereof as follows:

                "The Company will authorize the issuance of $4,005,897 aggregate principal amount of the October 2008 Additional Notes, or such greater amount as may be required as a result of any adjustment pursuant to Section
     2.5 of this Agreement, to be issued on the October 2008 Additional Notes Closing Date and each October 2008 Additional Notes Issuance Date, and any Notes to be issued in kind as interest. The October 2008 Additional Notes shall be substantially in the form set forth in Exhibit A."

     SECTION 1.4. Affirmative Covenants. Article VI of the Agreement is hereby amended by inserting a new Section 6.21, as set forth below:

     "SECTION 6.21 Post-Closing Actions. Notwithstanding anything to the contrary contained in this Agreement or the other Transaction Documents, each of the Company and each of its Subsidiaries hereby covenants and agrees to take all actions set forth on Schedule 6.21 to this Second Amendment to implement the Trust Arrangement (as defined in the Loan Agreement) within the time period set forth therein and the parties hereto acknowledge and agree that the failure to take any of the actions required on Schedule 6.21 to this Second Amendment, within the time period required, shall give rise to an immediate Event of Default pursuant to this Agreement."

                                   ARTICLE II

                   REPRESENTATIONS, WARRANTIES AND AGREEMENTS
                                 OF THE COMPANY

          In order to induce the Purchaser to enter into this Second Amendment and to purchase the October 2008 Additional Notes, the Company hereby represents and warrants to and agrees with the Purchaser that on the date hereof, after giving effect to the consummation of the transactions contemplated hereby that:

     SECTION 2.1. Incorporation of Representations and Warranties from the Agreement. The representations and warranties contained in Article IV of the Agreement and in Section 8 of the Loan Agreement are true and correct in all material respects with the same effect as though such representations and warranties had been made on the date hereof (it being understood and agreed that any representation or warranty which by its terms is made as of a specified date shall be required to be true and correct in all material respects only as of such specified date); provided that Schedule 2.1 to this Second Amendment updates Schedule 8.23 of the Loan Agreement as of the date hereof.

     SECTION 2.2. Use of Proceeds. (a) All of the proceeds of the payment of the October 2008 Additional Notes Closing Date Purchase Price shall be used by the Company to make an equity contribution to the Borrowers in the same amount and the Company shall cause all the proceeds of such equity contribution to be used by the Borrowers to pay the Deferred Interest in the aggregate amount of $2,322,779. Each of the Company, the Purchaser and the Borrowers (in the case of the Borrowers, by their execution and delivery of this Second Amendment) agree that each of (x) the payment of the October 2008 Additional Notes Closing Date Purchase Price by the Purchaser to the Company, (y) the making of such equity contribution by the Company to the Borrowers and (z) the payment of such Deferred Interest by the Borrowers to the Lender shall be deemed to have occurred in such order by virtue of this Second Amendment (and without any actual transfers of funds) on the date that all conditions precedent set forth in this Second Amendment for the issuance of the October 2008 Additional Notes on the October 2008 Additional Notes Closing Date have been satisfied by the Company.

     (b) All of the proceeds of the payment of the October 2008 Additional Notes Purchase Price on each October 2008 Additional Notes Issuance Date shall be used by the Company to make an equity contribution to the Borrowers in the same amount and the Company shall cause all the proceeds of such equity contribution to be used by the Borrowers to pay the Additional Deferred Interest in the aggregate amount of $1,603,001. Each of the Company, the Purchaser and the Borrowers (in the case of the Borrowers, by their execution and delivery of this Second Amendment) agree that each of (i) the payment of the October 2008 Additional Notes Purchase Price by the Purchaser to the Company on each October 2008 Additional Notes Issuance Date, (ii) the making of such equity contribution by the Company to the Borrowers and (iii) the payment of such Additional Deferred Interest by the Borrowers to the Lender shall be deemed to have occurred in such order by virtue of this Second Amendment (and without any actual transfers of funds) on the following dates: (A) on November 4, 2008, in the case of $412,253 of the October 2008 Additional Notes Purchase Price, (B) on December 1, 2008, in the case of $398,955 of the October 2008 Additional Notes Purchase Price, (C) on January 1, 2009, in the case of $412,253 of the October 2008 Additional Notes Purchase Price and (D) on February 1, 2009, in the case of $412,254 of the October 2008 Additional Notes Purchase Price, or such greater amount as may be required as a result of any adjustment pursuant to Section 2.5 of this Agreement; provided, however, that in the case of each of subclauses
(A), (B), (C) and (D), all conditions precedent set forth in this Second Amendment for the issuance of the October 2008 Additional Notes are satisfied by the Company on the applicable October 2008 Additional Notes Issuance Date.

     (c) No part of the proceeds from the sale of the October 2008 Additional Notes will be used to purchase or carry any Margin Stock or to extend credit for the purpose of purchasing or carrying any Margin Stock.

     SECTION 2.3. No Adjustment to Conversion Price. Except as set forth on
Schedule 2.3 hereto, nothing has occurred since the Additional Notes Closing Date that has resulted, or would result, in an adjustment to the Conversion Price pursuant to Section 3.6 of the Agreement.

     SECTION 2.4. Capital Stock. (a) As of the October 2008 Additional Notes Closing Date, the authorized Capital Stock of the Company will consist solely of 325,000,000 shares of Common Stock and 1,000,000 shares of preferred stock, of which 172,374,699 shares of Common Stock (assuming no additional exercises of existing stock options) and no shares of preferred stock are issued and outstanding, no shares are held in treasury and 69,745,250 shares of Common Stock (such amount does not include any shares or warrants that may be issued pursuant to the Binding Letter of Intent or Section 3.6(m) of the Agreement) are reserved for issuance upon the exercise of outstanding warrants, options and other convertible or exchangeable securities (other than the October 2008 Additional Notes). Schedule 4.7 to this Second Amendment sets forth the capitalization of the Company as of the October 2008 Additional Notes Closing Date.

     (b) Except as set forth on Schedule 4.7 to this Second Amendment, there are (i) no outstanding options, warrants, agreements, conversion rights, exchange rights, preemptive rights or other rights (whether contingent or not) to subscribe for, purchase or acquire any issued or unissued shares of Capital Stock of the Company or any Subsidiary, and (ii) no restrictions upon, or Contracts or understandings of the Company or any Subsidiary, or, to the knowledge of the

Company, Contracts or understandings of any other Person, with respect to, the voting or transfer of any shares of Capital Stock of the Company or any Subsidiary.

     (c) The Conversion Shares are duly authorized and validly reserved for issuance in contemplation of the conversion of the October 2008 Additional Notes and, when issued and delivered in accordance with the terms of the October 2008 Additional Notes, will have been validly issued and will be fully paid and nonassessable, and the issuance thereof will not have been subject to any preemptive rights or made in violation of any Applicable Law.

     (d) The holders of the October 2008 Additional Notes will, upon issuance thereof, have the rights set forth in the form of October 2008 Additional Note (subject to the limitations and qualifications set forth therein).

     SECTION 2.5. Brokers and Finders. No agent, broker, Person or firm acting on behalf of the Company or its Affiliates is, or will be, entitled to any fee, commission or broker's or finder's fees from any of the parties hereto, or from any Person controlling, controlled by, or under common control with any of the parties hereto, in connection with this Second Amendment or any of the transactions contemplated hereby.

     SECTION 2.6. Financial Statements; Undisclosed Liabilities.

           (a) The unaudited balance sheet of the Company as of June 30, 2008 and the related statements of income and cash flows of Holdings for the three-month and six-month periods ended as of such dates, copies of which in each case were furnished or made available to the Purchaser prior to the date hereof, present fairly in all material respects the consolidated financial condition of the Company and its subsidiaries at the date of said financial statements and the consolidated results of operations for the period covered thereby. All of the foregoing historical financial statements have been prepared in accordance with GAAP consistently applied except to the extent provided in the notes to said financial statements and subject, to normal year-end audit adjustments (all of which are of a recurring nature and none of which, individually or in the aggregate, would be material) and the absence of footnotes.

           (b) Except as fully disclosed in the financial statements previously delivered to the Purchaser, and except for the Indebtedness incurred under the Agreement and the Loan Agreement, there are as of the date hereof no liabilities or obligations with respect to the Company or any of its subsidiaries of any nature whatsoever (whether absolute, accrued, contingent or otherwise and whether or not due) which, either individually or in the aggregate, could reasonably be expected to be material to the Company or any of its subsidiaries. Except as set forth on Schedule 5.07 to the Loan Agreement, as of the date hereof, neither the Company nor any of its subsidiaries knows of any basis for the assertion against it of any liability or obligation of any nature whatsoever that is not fully disclosed in the financial statements previously delivered to the Purchaser or referred to in the immediately preceding sentence which, either individually or in the aggregate, could reasonably be expected to be material to the Company or any of its subsidiaries.

           (c) After giving effect to the transaction contemplated hereby, nothing has occurred that has had, or could reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect.

     SECTION 2.7. Private Offering. Assuming the accuracy of the representations and warranties set forth in Section 5.2 of the Agreement, the offer and sale of the October 2008 Additional Notes to the Purchaser is exempt from the registration and prospectus delivery requirements of the Securities Act. Neither the Company, nor anyone acting on behalf of it, has offered or sold or will offer or sell any securities, or has taken or will take any other action (including, without limitation, any offering of any securities of the Company under circumstances that would require, under the Securities Act, the integration of such offering with the offering and sale of the October 2008 Additional Notes), which would subject the sale of the October 2008 Additional Notes contemplated hereby to the registration provisions of the Securities Act.

                                  ARTICLE III

                         REPRESENTATIONS AND WARRANTIES
                                OF THE PURCHASER

     Purchaser hereby represents and warrants to the Company as follows:

     SECTION 3.1. Incorporation of Representations and Warranties from the Agreement. The representations and warranties contained in Article V of the Agreement are true and correct in all material respects with the same effect as though such representations and warranties had been made on the date hereof (it being understood and agreed that any representation or warranty which by its terms is made as of a specified date shall be required to be true and correct in all material respects only as of such specified date).

                                   ARTICLE IV

                              CONDITIONS PRECEDENT

     SECTION 4.1. Conditions to the Company's Obligations. The issuance of the October 2008 Additional Notes by the Company shall be subject to the satisfaction, at or prior to the October 2008 Additional Notes Closing Date and each October 2008 Additional Notes Issuance Date, of the following conditions:

           (a) Purchaser shall have performed in all material respects all obligations and agreements, and complied in all material respects with all covenants, contained in this Second Amendment to be performed and complied with by Purchaser at or prior to the October 2008 Additional Notes Closing Date and each October 2008 Additional Notes Issuance Date, as the case may be.

           (b) No provision of any Applicable Law, injunction, order or decree of any Governmental Authority shall be in effect which has the effect of making the transactions contemplated hereby illegal or shall otherwise restrain or prohibit the consummation of the transactions contemplated hereby.

     SECTION 4.2. Conditions to Purchaser's Obligations. The obligations of Purchaser to purchase the October 2008 Additional Notes contemplated by this Second Amendment shall be subject to the satisfaction, at or prior to the October 2008 Additional Notes Closing, of the following conditions:

           (a) On the October 2008 Additional Notes Closing Date and also after giving effect to the sale of the October 2008 Additional Notes on such date there shall exist no Default or Event of Default.

           (b) Purchaser shall have received a certificate, dated the October 2008 Additional Notes Closing Date and signed on behalf of the Company by an Authorized Representative, certifying on behalf of the Company that on the October 2008 Additional Notes Closing Date and also after giving effect to the sale of the October 2008 Additional Notes on such date (i) there shall exist no Default or Event of Default and (ii) all representations and warranties contained or incorporated by reference in this Second Amendment shall be true and correct in all material respects with the same effect as though such representations and warranties had been made on the October 2008 Additional Notes Closing Date (it being understood and agreed that any representation or warranty which by its terms is made as of a specified date shall be required to be true and correct in all material respects only as of such specified date).

           (c) Purchaser shall have received from each of Brian Alperstein, Esquire, General Counsel of the Company, Lewis and Roca LLP, special counsel to the Company and Muniz, Ramirez, Perez-Taiman & Luna-Victoria, special counsel to the Subsidiaries, an opinion addressed to Purchaser and dated the October 2008 Additional Notes Closing Date covering such matters incident to the transactions contemplated herein as the Purchaser may reasonably request.

           (d) Purchaser shall have received a certificate from the Company, dated the October 2008 Additional Notes Closing Date, signed by an Authorized Representative, and attested to by another Authorized Representative, in the form of Exhibit B, with appropriate insertions, together with copies of the articles of incorporation and by-laws of the Company and the resolutions of the Company referred to in such certificate and the foregoing shall be in form and substance reasonably acceptable to Purchaser.

           (e) On the October 2008 Additional Notes Closing Date, all corporate and legal proceedings and all instruments and agreements in connection with the transactions contemplated by this Second Amendment shall be reasonably satisfactory in form and substance to Purchaser, and Purchaser shall have received all information and copies of all documents and papers, including records of corporate proceedings, governmental approvals, good standing certificates and bring-down telegrams or facsimiles, if any, which Purchaser reasonably may have requested in connection therewith, such documents and papers where appropriate to be certified by proper corporate officials or Governmental Authorities.

           (f) Nothing shall have occurred since June 30, 2008 (and Purchaser shall have not have become aware of any facts or conditions not previously known) which Purchaser shall determine has had, or could reasonably be expected to have, (i) a Material Adverse Effect or (ii) a material adverse effect on the transactions contemplated hereby.

           (g) All necessary governmental and third party approvals and/or consents in connection with the Transactions shall have been obtained and remain in effect, and all applicable waiting periods with respect thereto shall have expired without any action being taken by any competent authority which restrains, prevents or imposes materially adverse conditions upon the consummation of the transactions contemplated hereby. On the October 2008 Additional Notes Closing Date, there shall not exist any judgment, order, injunction or other restraint issued or filed or a hearing seeking injunctive relief or other restraint pending or notified prohibiting or imposing materially adverse conditions upon transactions contemplated hereby.

           (h) Except as set forth in Schedule 5.07 to the Loan Agreement, on the October 2008 Additional Notes Closing Date, there shall be no actions, suits or proceedings pending or threatened (a) with respect to the transactions contemplated hereby, this Second Amendment or any other Transaction Document, or
(b) which Purchaser shall determine has had, or could reasonably be expected to have, a Material Adverse Effect.

           (i) Purchaser shall have received certificates representing the October 2008 Additional Notes purchased by Purchaser.

           (j) Purchaser shall have received such other documents and evidence as are customary for transactions of this type or as Purchaser may reasonably request in order to evidence the satisfaction of the other conditions set forth above.

           (k) All of the foregoing conditions precedent in this Section 4.2 (other than clause (c) above) shall be satisfied as of the applicable October 2008 Additional Notes Issuance Date (it being understood that for purposes of this clause (k) only, references in this Section 4.2 to the "October 2008 Additional Notes Closing Date" shall be deemed to relate to the applicable October 2008 Additional Notes Issuance Date and references in this Section 4.2 to the phrase "giving effect to the sale of the October 2008 Additional Notes on such date" shall be deemed to relate to giving effect to the interest payment deemed to have occurred on the applicable October 2008 Additional Notes Issuance
Date).

                                   ARTICLE V

                                  MISCELLANEOUS

     SECTION 5.1. Reference to and Effect on the Agreement, the Initial Notes and the Additional Notes.

     (i) Upon the execution of this Second Amendment by the parties hereto, each reference in the Agreement to "this Agreement", "hereunder", "hereof", "herein" or words of like import referring to the Agreement and each reference in the other Transaction Documents to the "Securities Purchase Agreement", "thereunder", "thereof" or words of like import referring to the Agreement shall mean and be a reference to the Agreement as amended hereby.

     (ii) Except as specifically amended by this Second Amendment, the Agreement and the other Transaction Documents shall remain in full force and effect and are hereby ratified and confirmed.

     (iii) This Second Amendment shall constitute a "Transaction Document" and shall constitute a "Note Document" for all purposes of the Agreement and the other Transaction Documents.

     SECTION 5.2. Registration Rights Agreement. The parties hereto agree that the shares of Common Stock issuable upon conversion of the October 2008 Additional Notes shall constitute "Registrable Securities" under the Registration Rights Agreement.

     SECTION 5.3. Governing Law. THIS SECOND AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND THEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK (WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES).

     SECTION 5.4. Expenses. The Company shall reimburse the Purchaser for all reasonable disbursements and out-of-pocket expenses incurred by the Purchaser in connection with the transactions contemplated hereby, including, without limitation, the fees and disbursements of White & Case LLP, counsel to the Purchaser. On the October 2008 Additional Notes Closing Date and on each October 2008 Additional Notes Issuance Date, Purchaser shall provide the Company with documentation reasonably satisfactory to the Company for such disbursements and out-of-pocket expenses.

     SECTION 5.5. Headings Descriptive. The headings of the several sections and subsections of this Second Amendment are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Second Amendment.

     SECTION 5.6. Counterparts. This Second Amendment may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. Delivery of an executed counterpart hereof by facsimile or electronic transmission shall be as effective as delivery of any original executed counterpart hereof.

                           [SIGNATURE PAGES TO FOLLOW]

          IN WITNESS WHEREOF, the parties hereto have executed this Second Amendment as of the date first above written.

                                                PURE BIOFUELS CORP.


                                                By  /s/ Luis Goyzueta
                                                   -----------------------------
                                                Name:  Luis Goyzueta
                                                Title: Chief Executive Officer

Each of the undersigned agrees that all references to the "Convertible Note Documents" in the Loan Agreement shall mean as the Convertible Note Documents are amended by this Second Amendment and by any amendments in connection with
Section 6.21 of this Second Amendment.

Address:

Av. Canaval y Moreyra 380 of 402                PURE BIOFUELS DEL PERU S.A.C.
San Isidro, Lima
Peru
Attention:     Luis Goyzueta                    By:  /s/ Luis Goyzueta
Telephone:     +511-221-7365                        ----------------------------
Facsimile:     +511-221-7347                    Name:  Luis Goyzueta
                                                Title: Authorized Representative

Address:

Av. Canaval y Moreyra 380 of 402                PALMA INDUSTRIAL S.A.C.
San Isidro, Lima
Peru
Attention:     Luis Goyzueta                    By:  /s/ Luis Goyzueta
Telephone:     +511-221-7365                        ----------------------------
Facsimile:     +511-221-7347                    Name:  Luis Goyzueta
                                                Title: Authorized Representative

Address:

9440 Little Santa Monica Blvd.                  PURE BIOFUELS CORP.
Suite 401
Beverly Hills, Ca 90210
Attention:     Luis Goyzueta                    By:  /s/ Luis Goyzueta
Telephone:     (310) 402-5901                       ----------------------------
Facsimile:     (310) 402-5947                   Name:  Luis Goyzueta
                                                Title: Chief Executive Officer

                                                PLAINFIELD PERU I LLC


                                                By  /s/ Steven Segaloff
                                                   -----------------------------
                                                Name:  Steven Segaloff
                                                Title: Authorized Individual

                                                PLAINFIELD PERU II LLC


                                                By  /s/ Steven Segaloff
                                                   -----------------------------
                                                Name:  Steven Segaloff
                                                Title: Authorized Individual

The undersigned agrees that the Company's issuance of the October 2008 Additional Notes and the use of the proceeds thereof for the purposes set forth in Section 2.2 hereto will not violate the terms of the Loan Agreement.

                                                PLAINFIELD SPECIAL SITUATIONS
                                                MASTER FUND LIMITED


                                                By  /s/ Steven Segaloff
                                                   -----------------------------
                                                Name:  Steven Segaloff
                                                Title: Authorized Individual